EXHIBIT 21

SUBSIDIARIES	NAMES UNDER	STATE OR OTHER
OF THE	WHICH SUBSIDIARIES	JURISDICTION
REGISTRANT	DO BUSINESS	OF INCORPORATION
Africa Staple Food, S.A.	Same	Republic of Congo
African Poultry Development Limited*	Same	Mauritius
Agencias Generales Conaven, C.A.	Conaven	Venezuela
Agencia Maritima del Istmo, S.A.	Same	Costa Rica
Alconoa S.R.L.	Same	Argentina
BB Colorado Holdings LLC	Same	Colorado
BINA Congo Limited*	Same	Bermuda
Butterball, LLC*	Same	North Carolina
Cape Fear Railways, Inc.	Same	North Carolina
Cayman Freight Shipping Services, Ltd.	Same	Cayman Islands
Chestnut Hill Farms Honduras, S. de R.L. de C.V.	Same	Honduras
Compania Industrial de Productos Agropecuarios S.A.*	Same	Colombia
Congo Poultry Limited*	Same	Mauritius
ContiLatin del Peru S.A.*	Same	Peru
Corporacion Alto Valle, S.A.S.	ALVASA	Dominican Republic
Dalian Sino Fortune Trading Co., Ltd.	Same	China
Delta Packaging Company Ltd.*	Same	Nigeria
Ecuador Holdings, Ltd*	Same	Bermuda
Eureka Chickens Limited*	Same	Zambia
Fairfield Rice Incorporated*	Same	Guyana
Fill-More Seeds Inc.	Same and	Canada
Seaboard Specialty Grains & Foods
Flour Mills of Ghana Limited	Same	Ghana
Franquicias Azucareras S.A.*	Same	Argentina
Global Trading Sierra Leone Limited	Same	Bahamas
Gloridge Bakery (PTY) Limited*	Same	Republic of South Africa
Grassmere Holdings Limited	Same	Mauritius
Green Island Maritime, Inc.	Same	Florida
High Plains Bioenergy, LLC	Same	Oklahoma
HPB Biodiesel Inc.	Same	Oklahoma
High Plains Transport LLC	Same	Oklahoma
Hybrid Poultry (Mauritius) Limited*	Same	Mauritius
H & O Shipping Limited¹	Same	Liberia
I.A.G. (Zambia) Limited	Same	Zambia
Ingenio y Refineria San Martin del Tabacal S.R.L.	Tabacal	Argentina
InterAfrica Grains Ltd.	Same	Bermuda
InterAfrica Grains (Proprietary) Limited	Same	Republic of South Africa
Inversiones y Servicios Diversos, S.A.	INVERSA	Guatemala

EXHIBIT 21

(continued)

JacintoPort International LLC	Same	Texas
JP LP, LLC	Same	Delaware
Kenchic Limited*	Same	Kenya
Kenya Poultry Development Limited*	Same	Mauritius
Les Moulins d’Haiti S.E.M.*	Same	Haiti
Lesotho Flour Mills Limited*	Same	Lesotho
Life Flour Mill Limited.*	Same	Nigeria
LMM Farine S.A.	Same	Madagascar
Maple Creek Farms, LLC	Same	Kansas
Merriam Financial Services, Ltd.	Same	Bermuda
Merriam International Finance B.V.	Same	The Netherlands
Minoterie de Matadi, S.A.R.L.*	Midema	Democratic Republic of Congo
Minoterie du Congo, S.A.	Minoco	Republic of Congo
Mission Funding, L.L.C.	Same	Delaware
Moderna Alimentos, S.A.*	Same	Ecuador
Molinos Champion, S.A.*	Same	Ecuador
Mount Dora Farms de Honduras, S.R.L.	Same	Honduras
Mount Dora Farms Inc.	Same	Florida
National Milling Company of Guyana, Inc.	Namilco	Guyana
National Milling Corporation Limited	Namilco	Zambia
Plum Grove Pty Ltd.*	Same	Australia
Premier Feed Mills Company Limited*	Same	Nigeria
Productores de Alcoholes y Melaza S.A.*	PAMSA	Argentina
Productos Alimenticios Nutradeli Ecuador S.A.*	Same	Ecuador
PS International, LLC	Same	Delaware
Rafael del Castillo & Cia. S.A.*	Molinos Tres Castillos	Colombia
Representaciones Maritimas y Aereas, S.A.	REMARSA	Guatemala
Sea Cargo, S.A.	Same	Panama
Seaboard Bulk Services, Ltd.	Same	Bermuda
Seaboard de Colombia, S.A.	Same	Colombia
Seaboard de Mexico USA LLC²	Same	Delaware
Seaboard de Nicaragua, S.A.	Same	Nicaragua
Seaboard del Peru, S.A.	Same	Peru
Seaboard Farms of Athens, Inc.	Same	Kansas
Seaboard Farms of Elberton, Inc.	Same	Kansas
Seaboard Foods LLC	Same	Oklahoma
Seaboard Foods of Missouri, Inc.	Same	Missouri
Seaboard Freight & Shipping Jamaica Limited	Same	Jamaica
Seaboard Ghana Ltd.	Same	Bermuda

EXHIBIT 21

(continued)

Seaboard Guyana Ltd.	Same	Bermuda
Seaboard Honduras, S. de R.L. de C.V.	Same	Honduras
Seaboard Marine Bahamas, Ltd.	Same	Bahamas
Seaboard Marine of Haiti, S.A.	Same	Haiti
Seaboard Marine Ltd.³	Same	Liberia
Seaboard Marine of Florida, Inc.	Same	Florida
Seaboard Marine (Trinidad) Limited	Same	Trinidad
Seaboard Minoco Ltd.	Same	Bermuda
Seaboard MOZ Limited	Same	Bermuda
Seaboard Overseas Colombia Limitada	Same	Colombia
Seaboard Overseas (IOM) Ltd.	Same	Isle of Man
Seaboard Overseas (Kenya) Limited	Same	Kenya
Seaboard Overseas Limited	Same	Bermuda
Seaboard Overseas Management Company, Ltd.	Same	Bermuda
Seaboard Overseas Trading and Shipping (PTY) Ltd.	Same	South Africa
Seaboard Ship Management Inc.	Same	Florida
Seaboard Solutions de Honduras, S.de R.L.	Same	Honduras
Seaboard Solutions, Inc.	Same	Delaware
Seaboard Trading and Shipping Ltd.	Same	Kansas
Seaboard Transport Canada, Inc.	Same	Delaware
Seaboard Transport LLC	Same	Oklahoma
Seaboard West Africa Limited*	Same	Sierra Leone
Seaboard Zambia Ltd.	Same	Bermuda
SEADOM, S.A.S.	Same	Dominican Republic
Sea Fin Holdings Limited	Same	Bermuda
SeaMaritima, S.A. de C.V.	Same	Mexico
SeaRice Limited	Same	Bermuda
SeaRice Guyana, Inc.	Same	Guyana
Secuador Limited	Same	Bermuda
SEEPC (Nigeria) Ltd.*	Same	Nigeria
Sermarin Servicios Maritimos Intermodales, C.A.	Same	Venezuela
Shawnee Funding, Limited Partnership	Same	Delaware
Shawnee GP LLC	Same	Delaware
Shawnee Leasing LLC	Same	Oklahoma
Shawnee LP LLC	Same	Delaware
Shilton Limited	Same	Cayman Islands
Shilton Zambia, Ltd.	Same	Zambia
Societe Africaine de Developpement Industrielle Alimentaire*	SADIA	Democratic Republic of Congo
SSI Ocean Services, Inc.	Same	Florida

EXHIBIT 21

(continued)

Stewart Southern Railway Inc.*	Same	Canada
Tanbreed Limited*	Same	Mauritius
T-S Shared Operations, LLC*	Same	Missouri
TFL Life Foods Limited*	Same	Nigeria
Transcontinental Capital Corp. (Bermuda) Ltd.	TCCB	Bermuda
Unga Farmcare (East Africa) Limited*	Same	Kenya
Unga Holdings Limited*	Same	Kenya
Unga Limited*	Same	Kenya
Unga Millers (Uganda) Limited*	Same	Uganda
Zenith Investment Limited*	Same	Nigeria

¹ Owns thirteen foreign ship holding company subsidiaries

² Owns three Mexican incorporated subsidiaries

³ Owns eleven foreign ship holding company subsidiaries

*Represents a non-controlled, non-consolidated affiliate.